UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2012

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Momentive Performance Materials Quartz, Inc., our wholly-owned subsidiary (“MPM Quartz”), entered into a Fourth Extension and Amendment, effective as of October 1, 2012 (the “Amendment”), to the Quartz Sand Products Purchase Agreement, as amended to date, by and between Unimin Corporation and MPM Quartz (the “Supply Agreement”). The Amendment extends the term of the Supply Agreement from September 30, 2012 to December 31, 2012, subject to the early termination provisions therein. The parties continue to negotiate the terms of a new long-term supply agreement.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.01	Fourth Extension and Amendment to the Quartz Sand Products Purchase Agreement, effective as of October 1, 2012, by and between Unimin Corporation and Momentive Performance Materials Quartz, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ William H. Carter
Name:	William H. Carter
Title:	Executive Vice President and Chief Financial Officer

Date: October 3, 2012

EXHIBIT INDEX

Exhibit	Description
10.01	Fourth Extension and Amendment to the Quartz Sand Products Purchase Agreement, effective as of October 1, 2012, by and between Unimin Corporation and Momentive Performance Materials Quartz, Inc.